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                                                                   EXHIBIT 10.10


                        THE LONG TERM INCENTIVE PROGRAM
                                       OF
                       MANUFACTURERS HANOVER CORPORATION
                                AND SUBSIDIARIES


                      SECTION 1 - PURPOSE AND TERM OF PLAN

     The Long Term Incentive Program is designed, through grants of awards and deferred compensation, to attract and retain the services of selected key officers who are in a position to make a material contribution to the successful operation of the business of Manufacturers Hanover Corporation or one or more of its subsidiaries. Long term incentive compensation awards under the Plan shall be made to selected Participants in the form of one or more of:
Restricted Stock, Restricted Stock Units, stock options (including incentive stock options and performance stock options) and Stock Appreciation Rights. The Plan became effective January 19, 1982, and no awards may be made under the Plan subsequent to January 18, 1992.


                            SECTION 2 - DEFINITIONS

     For the purpose of this Plan, the following terms shall have the following meanings:

     (a)  "Board of Directors" means the Board of Directors of the Corporation.

     (b) "Committee" means the Compensation Committee of the Board of Directors or such other committee as may be designated by the Board of Directors.

     (c)  "Common Stock" means the common stock of the Corporation.

     (d)  "Corporation" means Manufacturers Hanover Corporation.

     (e) "Corporation's Stock Price Index" means, with respect to any Stock Performance Period, the numerical result of (i) dividing the Fair Market Value of the Corporation's Common Stock on the last day of the Stock Performance Period by the Fair Market Value of such Common Stock on the first day of the Stock Performance Period (the 'quotient') and (ii) subtracting one (1.0) from such quotient."

     (f) "Disability" means a physical or mental impairment sufficient to make the individual eligible for benefits under the Long Term Disability Plan of Manufacturers Hanover Trust Company, so long as such impairment also constitutes a disability within the meaning of Section 105(d)(4) of the Internal Revenue Code of 1954.


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     (g)  "Fair Market Value" on a specified day means, with respect to the common stock of the Corporation (or, as the case may be, a member of the Peer Group), the closing price on that day as reported on the New York Stock Exchange -- Composite Tape, or if no sale of the common stock shall have occurred on the Exchange that day, on the next preceding day on which there was such a sale. If such common stock is not traded on the New York Stock Exchange, the fair market value shall be such amount as shall be reasonably determined by the Committee.

     (h) "Option Period" means the period from the grant of an option to its expiration, as described in Section 6.3.

     (i) "Optionee" means a Participant who has been granted an option under the Plan.

     (j) "Participant" means a key officer of the Corporation or of a Subsidiary who has been selected by the Committee to receive an award under the Plan.

     (k) "Peer Group" means a group of institutions, as selected by the Committee. The Committee shall have complete discretion to select appropriate institutions to be included in the Peer Group and to add institutions to or delete institutions from the Peer Group from time to time.

     (l) "Peer Group Stock Price Index" means, with respect to any Stock Performance Period, the numerical result of (i) dividing the average Fair Market Value of the common stock of all members of the Peer Group on the last day of the Stock Performance Period by the average Fair Market Value of the common stock of all members of the Peer Group on the first day of the Stock Performance Period (the 'quotient') and (ii) subtracting one (1.0) from such quotient.

     (m) "Performance Period" means, with respect to any financial measure of the Corporation relating to a performance stock option, a period of years, as determined by the Committee, which shall commence with the first day of the calendar quarter following the calendar quarter in which the grant of the option occurs.
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     (n) "Performance Program" means, collectively, the decisions of the
Committee regarding the designation of the Peer Group, Return on Equity and T-Bill Rate and any other designations or decisions made by the Committee in accordance with the Plan which will determine the price at, and the extent to, which a Performance Stock option award may be exercised. The Performance Program with respect to any Performance Stock option shall be set within three months of the date of grant.

     (o) "Plan" means the Long Term Incentive Program of Manufacturers Hanover Corporation and Subsidiaries.

     (p) "Plan Year" means the calendar year.

     (q) "Restricted Period" means the period of up to fourteen (14) years selected by the Committee pursuant to Section 4.2 or 5.1.

     (r) "Restricted Stock" means Common Stock which has been awarded to a Participant subject to the restrictions referred to in Section 4.2, so long as such restrictions are in effect.

     (s) "Restricted Stock Unit" means the right to receive a payment on or about the last day of a Restricted Period in the form of cash or stock, as further described in Section 5.

     (t) "Retirement" means normal or early retirement under the terms of a pension plan of the Corporation or a Subsidiary or voluntary termination of employment; provided, however, that in either case, the Corporation must have given its prior consent to treat the individual's termination of employment as a retirement.

     (u) "Return on Equity" means, with respect to any Performance Period, the annual rate of return on equity of the Corporation (or such other financial measure, with respect to the Corporation, as the Committee shall deem appropriate) or of a designated segment of the Corporation or any of its Subsidiaries, as calculated by the Committee."

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     (v)  "Stock Appreciation Right" means, with respect to a share of Common
Stock, the right to receive in the form of Common Stock and/or cash, as determined by the Committee, an amount equal to the excess of the Fair Market Value of the share of Common Stock on the day the right is exercised over the price at which the Participant could exercise an option to purchase the share.

     (w) "Stock Performance Period" means, with respect to any performance stock option, a period of years, as determined by the Committee which shall commence on the day the options is granted.

     (x) "Subsidiary" means any corporation or other legal entity, domestic or foreign, more than 50% of the voting power of which is owned or controlled, directly or indirectly, by the Corporation.

     (y) "T-Bill Rate" means, with respect to any Performance Period, the annual rate of return on capital invested in U.S. treasury bills on the first day of the Performance Period, which capital and earnings thereon are continuously reinvested upon maturity of such bills in new U.S. treasury bills until the last day of the Performance Period.


                         SECTION 3 - GENERAL PROVISIONS

     3.1 The Committee shall from time to time designate those persons to be granted awards under the Plan during each Plan Year, the type of awards granted, the number of shares, units, options or rights, as the case may be, which shall be granted to each such person, the Restricted Period or Option Period with respect to the awards, and any other conditions relating to the awards as it may deem appropriate, consistent with the provisions of the Plan. Participants shall be selected from among the key officers of the Corporation and its Subsidiaries who are in a position to have a material impact on the results of the operations of the Corporation and its Subsidiaries in future years. Participants may be designated at any time during a Plan Year, and it shall not be necessary that all Participants be designated at the same meeting of the Committee.
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     3.2 (a)  Shares of Common Stock which may be issued under the Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held in the Corporation's Treasury. Subject to Section 9.7, the number of shares of Common Stock with respect to which awards may be granted under the Plan in any Plan Year shall be one-half of one percent (0.5%) of the total shares of Common Stock outstanding on the last day of the preceding Plan Year (including treasury shares); provided, however, that the number of shares of Common Stock which may be issued during the term of the Plan under options and Stock Appreciation Rights shall not exceed 1,000,000. For this purpose, in addition to the number of shares of Common Stock with respect to which awards are actually made under the Plan, there shall be deemed to be awarded the number of shares of Common Stock equal to the number of Restricted Stock Units awarded under the Plan.

     (b) Notwithstanding Section 3.2(a), to the extent that the number of shares of Common Stock with respect to which awards may be granted under the Plan in any Plan Year exceeds the number of shares of Common Stock with respect to which awards were granted under the Plan during the Plan Year, such excess shall be available for grant under the Plan in succeeding Plan Years.

     (c) Any shares of Common Stock returned to the Corporation as the result of the forfeiture of Restricted Stock, and any shares of Common Stock with respect to which the Restricted Stock Units shall be forfeited or options shall expire or terminate (other than by reason of the exercise of Stock Appreciation Rights) shall again be available for grant under the Plan.
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                          SECTION 4 - RESTRICTED STOCK


     4.1 An award of Restricted Stock shall entitle a Participant to receive, on the date or dates designated by the Committee, the number of shares of Common Stock selected by the Committee. Restricted Stock awards shall be expressly subject to the terms and conditions described in this Section 4.

     4.2 During the Restricted Period selected by the Committee, shares of Restricted Stock awarded to the Participant may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided. Except for such restrictions, the Participant, as owner of such shares, shall have all the rights of a stockholder, including (but not limited to) the right to receive all dividends paid on such shares (subject to the provisions of Sections 9.7 and 9.9) and the right to vote such shares.

     4.3 If a Participant ceases to be an employee of the Corporation or its Subsidiaries during the Restricted Period for any reason other than death, Disability or Retirement, all shares of Restricted Stock theretofore awarded to him which are still subject to the restrictions imposed by Section 4.2 shall upon such termination of employment be forfeited and returned to the Corporation.

     4.4 If a Participant ceases to be an employee of the Corporation or its Subsidiaries during the Restricted Period by reason of death, Disability or Retirement, shares of Restricted Stock shall become free of the restrictions in
Section 4.2 to the extent determined by the Committee and the Corporation will deliver to him or his beneficiary, as the case may be, within 60 days, such shares of Common Stock pursuant to Section 4.7. Shares of Common Stock which do not become free of restrictions shall be forfeited and returned to the Corporation.

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     4.5  Each Participant awarded shares of Restricted Stock shall enter into an Agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the award and such other matters as the Committee shall in its sole discretion determine.

     4.6 Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant, shall be deposited by him with the Corporation together with a stock power endorsed in blank and shall bear the following (or a similar) legend:

     "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in Section 4 of the Long Term Incentive Program of Manufacturers Hanover Corporation and Subsidiaries and an Agreement entered into between the registered owner and Manufacturers Hanover Corporation. A copy of such Plan and Agreement is on file in the office of the Secretary of Manufacturers Hanover Corporation, 350 Park Avenue, New York, 10022".

     4.7 When the restrictions imposed by Section 4.2 or other similar restrictions expire or have otherwise been satisfied with respect to one or more shares of Restricted Stock, the Corporation shall deliver to the Participant (or his legal representative, beneficiary or heir) one share of Common Stock, without the legend referred to in Section 4.6, for each such share of Restricted Stock deposited with it by the Participant pursuant to
Section 4.6. At that time, the Agreement referred to in Section 4.5, as it relates to such shares, shall be terminated.
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                       SECTION 5 - RESTRICTED STOCK UNITS

     5.1 Each Restricted Stock Unit awarded to a Participant shall, subject to the remaining provisions of this Section 5, and such other conditions as the Committee shall prescribe, entitle the Participant to receive, on or about the last day of the Restricted Period designated by the Committee, a payment in the form, as determined by the Participant prior to the last day of the Restricted Period, of (i) one share of Common Stock or (ii) cash in an amount equal to the Fair Market Value of a share of Common Stock on the last day of the Restricted Period.

     5.2 During the Restricted Period of Restricted Stock Units awarded to a Participant, the Participant shall receive in cash, at the time that dividends are distributed to shareholders with respect to Common Stock, the amount which the Participant would have received as a dividend had the Participant held the number of shares of Common Stock equal to the number of Restricted Stock Units credited to the Participant (hereinafter referred to as "dividend equivalents"); provided, however, that a Participant may irrevocably elect within 30 days after the commencement of the Restricted Period or prior to the beginning of any Plan Year to defer receipt of dividend equivalents otherwise payable during that Plan Year and/or any subsequent Plan Years to the end of the Restricted Period, or, if earlier, the termination of his employment with the Corporation or its Subsidiaries. An election to defer may be revoked with respect to dividend equivalents payable in any succeeding Plan Year prior to the beginning of that Plan Year. Amounts so deferred shall be credited with interest as a rate determined periodically by the Committee. No interest shall be payable, however, with respect to any dividend equivalents which relate to Restricted Stock Units which are forfeited pursuant to Section 5.3 below.

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     5.3  If a Participant ceases to be an employee of the Corporation or its
Subsidiaries during the Restricted Period for any reason other than death, Disability or Retirement, all Restricted Stock Units theretofore awarded to him shall upon such termination of employment be forfeited and shall cease to be credited to him and he shall receive any dividend equivalents deferred pursuant to Section 5.2, without interest thereon.

     5.4 If a Participant ceases to be an employee of the Corporation or its Subsidiaries during the Restricted Period by reason of death, Disability or Retirement, then his Restricted Stock Units shall become free of such restrictions to the extent determined by the Committee, and the Corporation within 60 days thereafter will pay him or his beneficiary, as the case may be, with respect to each such Unit, one share of Common Stock or an amount of cash equal to the Fair Market Value of a share of Common Stock on the date the event described in this Section 5.4 occurred. Restricted Stock Units which do not become free of restrictions shall be forfeited. In either event the Participant shall receive any dividend equivalents deferred pursuant to Section 5.2, plus interest thereon.

            SECTION 6 - STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
            -------------------------------------------------------

     6.1 The Committee may grant incentive stock options, non-qualified stock options (including performance stock options having the features described in Section 6.2(b) and Section 6.3) and/or Stock Appreciation Rights to eligible individuals, subject to the terms and conditions set forth in this Section 6. The grant of an option shall be evidenced by a written option agreement executed by the Corporation and the Optionee, which may contain such additional terms and conditions as the Committee may from time to time prescribe.

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     6.2  a) The option price per share with respect to each option shall
(except as provided under paragraph (b) of Section 6.2) not be less than 100 per cent of the Fair Market Value of a share of Common Stock on the day the option is granted.

          b) The option price per share with respect to each performance stock option initially shall be 100 percent of the Fair Market Value of a share of Common Stock on the day the option is granted (the 'Initial Price'), and shall be adjusted thereafter as follows: if the Corporation's Stock Price Index minus the Peer Group Stock Price Index for the applicable Stock Performance Period (the 'index differential') is greater than zero, the Initial Price reduced by the product of the index differential and the Initial Price shall be the option price (the 'Final Price'). The Final Price shall not, however, be less than fifty percent (50%) of the Initial Price. The Final Price shall equal the Initial Price if the Corporation's Stock Price Index or the index differential is zero or less. In lieu of the foregoing reduction in price, the Committee may provide that an option be exercisable at the Initial Price and that the Optionee receive, at the time of exercise, in cash, the excess of the Initial Price over the Final Price.

     6.3 Options granted under this Plan shall expire no later than the day preceding the fifteenth (15th) anniversary of the date the option was granted; provided that no incentive stock option shall be exercisable after the expiration of ten (10) years from the date such option is granted. The period of time from the date of grant of an option to its expiration date shall be known as the "Option Period". No option shall become exercisable within one year after the date of grant; the Committee may prescribe the date or dates thereafter upon which all or a portion of the option becomes exercisable. On the date a performance stock option first becomes exercisable, the portion (if any) of such option which shall become exercisable will be determined by the Committee in accordance with the Performance Program.
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     6.4  At the time of exercising any option in whole or in part, the
Optionee or other person exercising the option shall pay the Corporation in the form of cash and/or Common Stock (including Restricted Stock) or other property acceptable to the Corporation the full option price of the shares so purchased. The shares shall thereupon be promptly delivered. No optionee or his legal representatives, legatees or distributees, as the case may be, will be deemed to be a holder of any shares pursuant to exercise of an option until the date of issuance of a stock certificate to him for such shares. The proceeds of the sale of stock subject to options are to be added to the general funds of the Corporation and used for its general corporate purposes.

     6.5 If, prior to the end of the Option Period, the Optionee shall cease to be employed by the Corporation or its Subsidiaries (otherwise than by reason of the death, Disability or Retirement of the Optionee), each option shall remain exercisable for a period of three (3) months from the date of cessation of employment (but not later than the end of the Option Period) to the extent it was exercisable at the time of cessation of employment, and thereafter all such options shall terminate. If, prior to the end of the Option Period, the Optionee shall cease to be employed by reason of Retirement, each option shall remain exercisable for a period of five years from the date of Retirement (but not later than the end of the Option Period) to the extent that it was exercisable at the time of Retirement, and thereafter all such options shall terminate. If, prior to the end of the Option Period, the Optionee shall cease to be employed by the Corporation or its Subsidiaries by reason of death or Disability each option shall remain exercisable for a period of one year form the date of cessation of employment (but not later than the end of the Option Period) to the extent that it was exercisable at the time of cessation of employment, and thereafter all such options shall terminate. Notwithstanding the provisions of this paragraph, if the Optionee is discharged for cause (which shall be defined as participation in conduct during employment consisting of fraud, felony, willful misconduct or commission of any act which causes or may reasonably be expected to cause substantial damage to the Corporation or a Subsidiary) each option to the extent not previously exercised shall terminate at once.

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     6.6  The Committee may grant Stock Appreciation Rights to selected
Participants. Stock Appreciation Rights shall be issued in tandem with options so that exercise of a Stock Appreciation Right will have the effect of terminating the option or portion thereof to which it relates, and exercise of an option or portion thereof to which a Stock Appreciation Right relates will similarly have the effect of terminating the Stock Appreciation Right. Stock Appreciation Rights shall be exercisable in the same installments and shall be subject to the same terms and conditions as the options to which they relate, as well as such other terms and conditions which the Committee shall deem appropriate.

     6.7 The aggregate Fair Market Value (determined as of the date the option is granted) of the Common Stock for which any employee may be granted incentive stock options in any calendar year ending prior to January 1, 1987 under this or any other stock option plan maintained by the Corporation and/or its Subsidiaries shall not exceed (a) $100,000 plus (b) the "carryover amount" for that calendar year. The "carryover amount" with respect to a calendar year shall equal (a) one-half of the sum of the excess, for each of the preceding three calendar years (excluding years prior to 1981) of $100,000 over the Fair Market Value (determined as of the time the option is granted) of the Common Stock for which the meployee was granted incentive stock options under this or any other stock option plan maintained by the Corporation and/or its Subsidiaries, minus
(b) the amount of any such excess used as a carryover amount in the grant of incentive stock options in any preceding calendar year. For purposes of this paragraph, the amount of options granted in any calendar year shall be treated as first using up the $100,000 limitation for that year and any additional grants shall be treated as using up unused carryover amounts in the order of the calendar years in which the carryover amounts arose.
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     6.8  The aggregate Fair Market Value (determined as of the date the option is granted) of the Common Stock for which any employee may be granted, after December 31, 1986, incentive stock options which are exercisable for the first time by such employee during any one calendar year under this or any other stock option plan maintained by the Corporation and/or its Subsidiaries shall not exceed $100,000.


                           SECTION 7 - ADMINISTRATION

     7.1 The Plan shall be administered by the Committee, which shall be composed of such members (not less than three) of the Board of Directors as shall be appointed from time to time by the Board. No person who is an officer of the Corporation or any of its Subsidiaries shall be appointed a member of the Committee. Any member of the Committee may resign at any time. The Board of Directors may remove any member of the Committee at any time and may fill any vacancy in the Committee.

     7.2 Subject to the provisions of the Plan, the Committee shall have exclusive power to select the key officers who shall be Participants and to determine the amount of, of method of determining, the awards to be made to each such Participant.

     7.3 The Committee's interpretation of the Plan or of any award granted pursuant thereto shall be final and binding on all Participants.

     7.4 The Committee shall have the authority to establish, adopt or revise such rules or regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan, including, but not limited to, the determination of the criteria and methods under which the exercise price and other terms relating to performance stock options shall be determined.
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                      SECTION 8 - AMENDMENT OR TERMINATION


     8.1 The Board of Directors may amend any provision of the Plan or any agreement thereunder at any time; provided, however, that without the approval of shareholders no amendment may be made that would (i) increase the maximum number of shares to be issued under the Plan; (ii) extend the term during which options may be granted under the Plan; (iii) reduce the option price per share to less than the Fair Market Value of the Common Stock on the date the option was granted. The Board of Directors shall also have the right to terminate the Plan at any time. If the Plan is terminated, deferred compensation shall nevertheless be paid out in accordance with the provisions of the Plan as in effect prior to its termination, including the provisions relating to the authority of the Committee to administer and interpret the Plan. Except with the consent of the Participant, no amendment, suspension or termination shall impair the rights of any Participant in any Common Stock, units, options or rights awarded to such participant under the Plan.

     8.2 The Committee may in any Plan Year refrain from designating any Participants or may refrain from making any awards, but such action shall not be deemed a termination of the Plan. No Participant or officer shall have any claim or right to be granted awards under the Plan.

                           SECTION 9 - MISCELLANEOUS

     9.1  The fact that a key officer has been designated as a participant shall not confer on him any right to be retained in the employ of the Corporation or one or more of its Subsidiaries, or to be designated as a Participant in any subsequent Plan Year.
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     9.2  No award under this Plan shall be taken into account in determining a
Participant's compensation for the purposes of any group life insurance or other employee benefit or pension plan of the Corporation or a Subsidiary, including the Retirement Plan of Manufacturers Hanover Trust Company and
Certain Affiliated Companies and the Savings Incentive Plan of Manufacturers Hanover Corporation.

     9.3 This Plan shall not be deemed an exclusive method of providing incentive compensation for the officers and employees of the Corporation and its Subsidiaries, nor shall it preclude the Board of Directors from authorizing or approving other forms of incentive compensation.

     9.4 All expenses and costs in connection with the operation of the Plan shall be borne by the Corporation.

     9.5 Options, rights and units granted or awarded pursuant to this Plan shall not be transferable by the Participant other than by will or the laws of descent and distribution, and options and rights granted thereunder shall be exercisable, during a Participant's lifetime, only by him.

     9.6 A Participant may appoint a beneficiary (on a form supplied by the Committee) to receive Restricted Stock Unit payments and exercise options and/or rights in the event of his death, and may change his beneficiary at any time prior to his date of death.
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     9.7  In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, the maximum aggregate number and class of shares in which awards may be granted under the Plan, the number of Restricted Stock units outstanding and the number of shares subject to outstanding options and Stock Appreciation Rights and the Corporation's Stock Price Index with respect to any Stock Performance Period, shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received by a Participant with respect to shares of Restricted Stock will be subject to the same restrictions and shall be deposited with the Corporation.

     9.8 In the event of any change in the outstanding shares of the common stock of any member of the Peer Group merger, consolidation, combination or exchange of shares or other similar corporate change, the Peer Group Stock Price Index with respect to any affected Stock Performance Period may be appropriately adjusted by the Committee, whose determination shall be conclusive.

     9.9 If the Corporation shall be consolidated or merged with another corporation, each Participant who has received shares of Restricted Stock that are still subject to restrictions imposed by Section 4.2 may be required to deposit with the successor corporation the stock, securities or other property that he is entitled to receive by reason of his ownership of the shares of Restricted Stock, and such stock, securities or other property shall become subject to the restrictions imposed by Section 4.2 and shall bear an appropriate legend similar in form and substance to the legend set forth in Section 4.6.
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     9.10 The Corporation shall be entitled to withhold from awards paid under the Plan the amount of taxes the Corporation deems necessary to satisfy any applicable Federal, state and local income tax withholding obligations arising from the payment of the award or to make other appropriate arrangements with Participants to satisfy such obligations.